                      SECURITIES AND EXCHANGE COMMISSION



                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) March 12, 1999


                        PHYSICIANS RESOURCE GROUP, INC.
            (Exact name of registrant as specified in its charter)



           DELAWARE                        1-13778             76-0456864
 (State or other jurisdiction            (Commission          (IRS Employer
       of incorporation)                 File Number)      Identification No.)


               14800 LANDMARK BLVD., SUITE 500, DALLAS, TX 75240
             (Address of principal executive offices)      (Zip Code)


       Registrant's telephone number, including area code (972) 892-7200
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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


          On March 12, 1999, Physicians Resource Group, Inc. (the "Company") appointed and engaged Mann Frankfort Stein & Lipp, P.C. ("Mann Frankfort") as the Company's principal independent public accountant. The Company has not directly or indirectly during its two most recent fiscal years or during the subsequent interim period prior to appointing Mann Frankfort consulted Mann Frankfort regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (b) any matter that was either the subject of a disagreement with the Company's prior principal independent accountant, Arthur Andersen LLP, or a reportable event.

ITEM 5.   OTHER EVENTS.

          A press release dated March 1, 1999 that was issued by the Company regarding the retirement of its bank indebtedness is filed as an exhibit to this report and is incorporated herein by reference.

          A press release dated March 18, 1999 that was issued by the Company regarding the appointment of Mann Frankfort is filed as an exhibit to this report and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits:

               (99.1) News release of Physicians Resource Group, Inc. dated March 1, 1999.

               (99.2) News release of Physicians Resource Group, Inc. dated March 18, 1999.

                                      -2-
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PHYSICIANS RESOURCE GROUP, INC.



Date:  March __, 1999                   By: ___________________________________
                                            David Meyer, Chairman of the Board

                                      -3-
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                                 EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

  (99.1)            News release of Physicians Resource Group, Inc. dated March
                    1, 1999.

  (99.2)            News release of Physicians Resource Group, Inc. dated March
                    18, 1999.